Exhibit 99.4

NAME:
(Print Name)

VOTE AUTHORIZATION FORM

I, the undersigned, understand that the Bank of New York, as Trustee is the holder of record and custodian of all shares attributable to me of FFLC Bancorp, Inc. (the “Company”) common stock under the First Federal Savings Bank of Lake County Employee Stock Ownership and 401(k) Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders on May 12, 2005.

Accordingly, you are to vote all shares attributable to me as follows:

1.	The approval of the Agreement and Plan of Merger, dated as of January 14, 2005 between FFLC Bancorp, Inc. and the Colonial BancGroup, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The election as directors of all nominees listed (except as marked to the contrary below)

James P. Logan and Ted R. Ostrander, Jr. and Gregory P. Padgett

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

3.	The approval of Hacker, Johnson & Smith PA as the Company’s independent auditors for the fiscal year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Trustee is hereby authorized to vote any shares held in trust and attributable to me as indicated above. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR the listed proposals and FOR other matters as recommended by the Board of Directors.

Date	Signature

Please date, sign exactly as your name appears and return this form in the enclosed envelope.

The signer acknowledges receipt from the Company prior to the execution of this Vote Authorization Form of a Notice of Meeting and of a Proxy Statement dated March 31, 2005, as well as a copy of FFLC Bancorp’s 2004 Annual Report.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS

This authorization form is revocable and will be voted as directed, but if no instructions are specified, these shares will be voted FOR each of the proposals listed. Please note that if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion, as shares of FFLC stock for which directions have been received, unless the Bank of New York determines to vote otherwise, consistent with its obligations under ERISA.